Exhibit 10.88

AMENDMENT NO. 1 TO AMENDED AND RESTATED GUARANTY

AMENDMENT NO. 1 TO AMENDED AND RESTATED GUARANTY (this “Amendment”) is made as of February 25, 2014, by and among certain Subsidiaries of ENCORE CAPITAL GROUP, INC., a Delaware corporation (“Borrower”), party to the Guaranty (as defined below) (each individually, a “Guarantor” and collectively, the “Guarantors”; the Guarantors together with Borrower are each referred to herein individually as a “Loan Party” and collectively as the “Loan Parties”), and SUNTRUST BANK, as administrative agent (the “Administrative Agent”) for the Lenders party to that certain Amended and Restated Credit Agreement, dated as of November 5, 2012, by and among the Borrower, the Lenders and SunTrust Bank, in its capacity as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender (as amended by that certain Amendment No. 1 and Limited Waiver to Amended and Restated Credit Agreement, dated as of May 9, 2013 and that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of May 29, 2013, the “Credit Agreement”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, in connection with the Credit Agreement, the Guarantors entered into that certain Amended and Restated Guaranty, dated as of November 5, 2012 (as amended, restated, supplemented or otherwise modified from time to time the “Guaranty”) in favor of SunTrust Bank, in its capacity as Administrative Agent for the benefit of the Guaranteed Creditors (as defined therein) pursuant to which the Guarantors agreed to guaranty, for the benefit of the Administrative Agent and the Guaranteed Creditors, the repayment and performance of all of the Guaranteed Obligations (as defined in the Guaranty);

WHEREAS, pursuant to that certain Amendment No. 3 to Amended and Restated Credit Agreement, dated as of the date hereof (the “Third Amendment”), Borrower, Lenders, Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender have agreed to amend the Credit Agreement, for purposes of, among other things, (i) increasing the amount of the Aggregate Revolving Commitments thereunder, (ii) extending the Revolving Commitment Termination Date and the Term Loan A-1 Maturity Date; and (iii) providing for the conversion of a portion of the Term Loan A to be converted into a Term Loan A-2 tranche.

WHEREAS, it is a condition precedent to the obligations of the Administrative Agent, Collateral Agent, Issuing Bank, Swingline Lender and the Lenders under the Third Amendment that the Guarantors enter into this Amendment to amend the Guaranty; and

WHEREAS, each Guarantor shall derive both direct and indirect additional benefits from the financial accommodations, modifications and amendments made pursuant to the Third Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein and to induce the Administrative Agent, Collateral Agent, Issuing Lender, Swingline Lender and the Lenders to enter into the Third Amendment, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each of the undersigned hereby agrees as follows:

1. Amendments to Guaranty.

(a) The recitals to the Guaranty are hereby amended by adding the following proviso to end of the final parenthetical in the third paragraph therein following the term “Guaranteed Obligations” and prior to the close parenthesis:

“; provided that, notwithstanding the foregoing, in no event shall the term “Guaranteed Obligations” include any Excluded Swap Obligations”.

(b) Section 4(B) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(B) Discharge of Guaranty Upon Sale of Guarantor. If all of the stock or partnership or membership interest of a Guarantor or any of its successors in interest under this Guaranty shall be sold or disposed of (including by merger, consolidation or dissolution) in a sale or other disposition permitted by the Credit Agreement (other than sales or transfers between the Borrower and its Restricted Subsidiaries or between or among such Restricted Subsidiaries) or that is otherwise consented to by the Required Lenders, the obligations of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Credit Party or any other Person effective as of the time of such sale or other disposition.”

(c) The Guaranty is hereby amended by inserting the following new Section 23 at the end of such Guaranty:

“Section 23. Keepwell. Each Qualified ECP Guarantor (as defined below) hereby, jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 23, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 23 shall remain in full force and effect until this Agreement has been terminated pursuant to Section 4. Each Qualified ECP Guarantor intends that this Section 23 constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, the term “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

2. Representations and Warranties. Each Guarantor hereby confirms to the Administrative Agent that the representations and warranties set forth in the Loan Documents made by such Guarantor are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and, to the extent such representations and warranties are already qualified by concepts of materiality, shall be true and correct in all respects), and shall be deemed to be remade as of the date hereof. Each Guarantor hereby represents and warrants to the Administrative Agent that: (i) such Guarantor has full power, authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder and under the other Loan Documents as amended hereby; (ii) upon the execution and delivery hereof, this Amendment shall be valid, binding and enforceable upon such Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and (iii) the execution and delivery of this Amendment does not and shall not contravene, conflict with, violate or constitute a default under (A) the articles or certificate of incorporation, articles or certificate of formation, bylaws, limited liability company agreement or other similar constituent documents of such Guarantor, as applicable, (B) any applicable law, rule, regulation, judgment, decree or order, except for any such violation which could not reasonably be expected to have a Material Adverse Effect or (C) the provisions of any material indenture, instrument or agreement to which the Borrower or any of its Restricted Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Restricted Subsidiary pursuant to the terms of, any such indenture, instrument or agreement. Each Guarantor hereby confirms to the Administrative Agent that the covenants set forth in the Guaranty have been complied with, and such covenants are reaffirmed and remade as of the date hereof.

3. Ratification of Liability; Effect. Each of the Loan Documents (if applicable, as amended or otherwise modified through the date hereof) shall remain in full force and effect in accordance with their respective terms. Each Guarantor hereby ratifies and confirms its liabilities, obligations and agreements under each of the Loan Documents to which it is a party, and acknowledges that (i) as of the date hereof, such Guarantor has no defenses, claims or set-offs to the enforcement by the Administrative Agent or any other Secured Party of such liabilities, obligations and agreements, (ii) as of the date hereof the Administrative Agent and each Secured Party have fully performed all obligations to such Guarantor which the Administrative Agent and each Secured Party may have had or have on and as of the date hereof and (iii) the Administrative Agent does not waive, diminish or limit any term, condition or covenant contained in the Loan Documents (if applicable, as amended or otherwise modified through the date hereof).

4. Successors and Assigns. This Amendment shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and the Secured Parties and their respective successors and permitted assigns; all references herein to a Guarantor shall be deemed to include their respective successors and assigns. The successors and assigns of each Guarantor shall include, without limitation, their respective receivers, trustees or debtors-in-possession.

5. Further Assurances. Each Guarantor hereby agrees from time to time, as and when requested by the Administrative Agent, to execute and deliver or cause to be executed and delivered (or otherwise authorized), all such documents, instruments and agreements, including, without limitation, any UCC financing statements (including, without limitation, any initial financing statements and amendments to existing financing statements), and to take or cause to be taken such further or other action as the Administrative Agent may deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Third Amendment and the other Loan Documents.

6. Governing Law. This Amendment and any claims, controversies, disputes or causes of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

7. Severability. Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8. Merger. This Amendment constitutes the entire agreement among the parties hereto regarding the subject matters hereof and supersedes all prior agreements and understandings, oral or written, regarding such subject matters.

9. Execution in Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or by email, in .PDF or other similar electronic format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, email, .PDF or other similar electronic format, shall be effective as delivery of a manually executed counterpart of this Amendment.

10. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

[Remainder of Page Intentionally Left Blank; Signatures Page Follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed by the undersigned as of the day and year first set forth above.

GUARANTORS:

MIDLAND CREDIT MANAGEMENT, INC.
MIDLAND INTERNATIONAL LLC,
MIDLAND PORTFOLIO SERVICES, INC.,
MIDLAND FUNDING LLC,
MRC RECEIVABLES CORPORATION,
MIDLAND FUNDING NCC-2 CORPORATION,
ASSET ACCEPTANCE CAPITAL CORP.,

By:	/s/ Kenneth A. Vecchione
Name:	Kenneth A. Vecchione
Title:	President

MIDLAND INDIA LLC

By:	/s/ Glen V. Freter
Name:	Glen V. Freter
Title:	Treasurer

PROPEL ACQUISITION LLC,
PROPEL FUNDING LLC

By:	/s/ Kenneth A. Vecchione
Name:	Kenneth A. Vecchione
Title:	Chief Executive Officer

ASSET ACCEPTANCE RECOVERY SERVICES, LLC,
ASSET ACCEPTANCE SOLUTIONS GROUP, LLC,
ASSET ACCEPTANCE, LLC,
LEGAL RECOVERY SOLUTIONS, LLC

By:	/s/ Ryan Stanley
Name:	Ryan Stanley
Title:	Vice President and General Manager

[Signature Page to Amendment No. 1 to Amended and Restated Guaranty]

ADMINISTRATIVE AGENT:

SUNTRUST BANK, as Administrative Agent

By:	/s/ Paula Mueller
Name:	Paula Mueller
Title:	Director

[Signature Page to Amendment No. 1 to Amended and Restated Guaranty]